UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported): July 3, 2013

Burzynski Research Institute, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23425	76-0136810
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9432 Katy Freeway, Houston, Texas  77055

(Address of principal executive offices and zip code)

(713) 335-5697

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                                                                                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 3, 2013, the Board of Directors of Burzynski Research Institute, Inc. (the “Company”) unanimously elected Frederick Richard Schiff to fill a vacancy on the Board of Directors.  Mr. Schiff is currently a lieutenant with the San Francisco Police Department who has worked at the Airport Bureau as the manager of Administrative Support Services since January, 2012.  Prior to his position at the Airport Bureau, Mr. Schiff was a Sergeant of Police at the San Francisco Police Department from 1989 to 2012. He has won several awards such as the SFPD Gold Medal of Valor, SFPD Silver Medal of Valor, Mayor’s Recognition Award for Earthquake Aftermath, Police and Fireman’s Hero’s Hall of Fame.  Mr. Schiff is expected to be a valuable member of the Board of Directors of the Company.  Mr. Schiff holds a B.S. in Business Administration (with an emphasis on Business Policy) from the California State University at Chico.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BURZYNSKI RESEARCH INSTITUTE, INC.

	By:	/s/ Stanislaw R. Burzynski
Stanislaw R. Burzynski,
President and Chairman of the Board of Directors

Date: July 3, 2013